                                                                     EXHIBIT 4.1

                          ENCYSIVE PHARMACEUTICALS INC.

                     2.50% Convertible Senior Notes due 2012

                                   ----------

                                    INDENTURE

                           Dated as of March 16, 2005

                                   ----------

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                     TRUSTEE

                                   ----------

                                TABLE OF CONTENTS

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
    ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.    Definitions.............................................     1
Section 1.02.    Other Definitions.......................................     7
Section 1.03.    Incorporation by Reference of Trust Indenture Act.......     8
Section 1.04.    Rules of Construction...................................     9
Section 1.05.    Acts of Holders.........................................     9

                                ARTICLE II NOTES

Section 2.01.    Designation Amount and Issue of Notes...................    10
Section 2.02.    Form of Notes...........................................    10
Section 2.03.    Execution and Authentication............................    11
Section 2.04.    Note Registrar, Paying Agent and Conversion Agent.......    11
Section 2.05.    Paying Agent to Hold Money and Notes in Trust...........    12
Section 2.06.    Noteholder Lists........................................    12
Section 2.07.    Transfer and Exchange; Restrictions on Transfer;
                    Depositary...........................................    12
Section 2.08.    Replacement Notes.......................................    19
Section 2.09.    Outstanding Notes; Determination of Holders' Action.....    19
Section 2.10.    Temporary Notes.........................................    20
Section 2.11.    Cancellation............................................    20
Section 2.12.    Persons Deemed Owners...................................    21
Section 2.13.    CUSIP Numbers...........................................    21
Section 2.14.    Default Interest........................................    21

                      ARTICLE III REDEMPTION AND REPURCHASE

Section 3.01.    Company's Right to Redeem...............................    21
Section 3.02.    Notice of Optional Redemption; Selection of Notes.......    22
Section 3.03.    Payment of Notes Called for Redemption by the Company...    23
Section 3.04.    Conversion Arrangement on Call for Redemption...........    24
Section 3.05.    Purchase of Notes at Option of the
                    Holder Upon Fundamental Change.......................    24
Section 3.06.    Effect of Fundamental Change Purchase Notice............    30
Section 3.07.    Deposit of Fundamental Change Purchase Price............    31
Section 3.08.    Notes Purchased in Part.................................    32

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
Section 3.09.    Covenant to Comply with Securities Laws Upon
                    Purchase of Notes....................................    32
Section 3.10.    Repayment to the Company................................    32

                              ARTICLE IV COVENANTS

Section 4.01.    Payment of Principal, Premium, Interest on the Notes....    32
Section 4.02.    Reports by the Company..................................    33
Section 4.03.    Compliance Certificate..................................    33
Section 4.04.    Further Instruments and Acts............................    33
Section 4.05.    Maintenance of Office or Agency.........................    34
Section 4.06.    Delivery of Certain Information.........................    34
Section 4.07.    Existence...............................................    34
Section 4.08.    Maintenance of Properties...............................    34
Section 4.09.    Payment of Taxes and Other Claims.......................    35
Section 4.10.    Liquidated Damages Notice...............................    35

                         ARTICLE V SUCCESSOR CORPORATION

Section 5.01.    When Company May Merge or Transfer Assets...............    35

                        ARTICLE VI DEFAULTS AND REMEDIES

Section 6.01.    Events of Default.......................................    36
Section 6.02.    Acceleration............................................    38
Section 6.03.    Other Remedies..........................................    39
Section 6.04.    Waiver of Past Defaults.................................    39
Section 6.05.    Control By Majority.....................................    39
Section 6.06.    Limitation on Suits.....................................    39
Section 6.07.    Rights of Holders to Receive Payment....................    40
Section 6.08.    Collection Suit by Trustee..............................    40
Section 6.09.    Trustee May File Proofs of Claim........................    40
Section 6.10.    Priorities..............................................    41
Section 6.11.    Undertaking for Costs...................................    41
Section 6.12.    Waiver of Stay, Extension or Usury Laws.................    42

                               ARTICLE VII TRUSTEE

Section 7.01.    Duties and Responsibilities of the Trustee;
                    During Default; Prior to Default.....................    42
Section 7.02.    Certain Rights of the Trustee...........................    43
Section 7.03.    Trustee Not Responsible for Recitals, Dispositions
                    of Notes or Application of Proceeds Thereof..........    44


                                       ii
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
Section 7.04.    Trustee and Agents May Hold Notes; Collections, Etc.....    45
Section 7.05.    Moneys Held by Trustee..................................    45
Section 7.06.    Compensation and Indemnification of Trustee and Its
                    Prior Claim..........................................    45
Section 7.07.    Right of Trustee to Rely on Officers' Certificate,
                    Etc..................................................    46
Section 7.08.    Conflicting Interests...................................    46
Section 7.09.    Persons Eligible for Appointment as Trustee.............    46
Section 7.10.    Resignation and Removal; Appointment of Successor
                    Trustee..............................................    46
Section 7.11.    Acceptance of Appointment by Successor Trustee..........    47
Section 7.12.    Merger, Conversion, Consolidation or Succession to
                    Business of Trustee..................................    48
Section 7.13.    Preferential Collection of Claims Against the Company...    49
Section 7.14.    Reports By The Trustee..................................    49
Section 7.15.    Trustee to Give Notice of Default, But May Withhold
                    in Certain Circumstances.............................    49

                       ARTICLE VIII DISCHARGE OF INDENTURE

Section 8.01.    Discharge of Indenture..................................    49
Section 8.02.    [Intentionally Omitted].................................    50
Section 8.03.    Paying Agent to Repay Monies Held.......................    50
Section 8.04.    Return of Unclaimed Monies..............................    50

                       ARTICLE IX SUPPLEMENTAL INDENTURES

Section 9.01.    Without Consent of Holders..............................    50
Section 9.02.    With Consent of Holders.................................    51
Section 9.03.    Compliance with Trust Indenture Act.....................    52
Section 9.04.    Revocation and Effect of Consents, Waivers and
                    Actions..............................................    52
Section 9.05.    Notation on or Exchange of Notes........................    52
Section 9.06.    Trustee to Sign Supplemental Indentures.................    52
Section 9.07.    Effect of Supplemental Indentures.......................    53

                              ARTICLE X CONVERSION

Section 10.01.   Conversion Right and Conversion Rate....................    53
Section 10.02.   Exercise of Conversion Right............................    53
Section 10.03.   Fractions of Shares.....................................    54
Section 10.04.   Adjustment of Conversion Rate...........................    54
Section 10.05.   Notice of Adjustments of Conversion Rate................    63
Section 10.06.   Notice Prior to Certain Actions.........................    63
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                                      iii
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
Section 10.07.   Company to Reserve Common Shares........................    64
Section 10.08.   Taxes on Conversions....................................    64
Section 10.09.   Covenant as to Common Shares............................    64
Section 10.10.   Cancellation of Converted Notes.........................    64
Section 10.11.   Effect of Reclassification, Consolidation, Merger or
                    Sale.................................................    65
Section 10.12.   Responsibility of Trustee for Conversion Provisions.....    66
Section 10.13.   Shareholder Rights Plans................................    66

                               ARTICLE XI RESERVED

                            ARTICLE XII MISCELLANEOUS

Section 12.01.   Trust Indenture Act Controls............................    67
Section 12.02.   Notices.................................................    67
Section 12.03.   Communication by Holders with Other Holders.............    68
Section 12.04.   Certificate and Opinion as to Conditions Precedent......    68
Section 12.05.   Statements Required in Certificate or Opinion...........    68
Section 12.06.   Separability Clause.....................................    69
Section 12.07.   Rules by Trustee, Paying Agent, Conversion Agent and
                    Note Registrar.......................................    69
Section 12.08.   Legal Holidays..........................................    69
Section 12.09.   GOVERNING LAW...........................................    69
Section 12.10.   No Recourse Against Others..............................    69
Section 12.11.   Successors..............................................    69
Section 12.12.   Benefits of Indenture...................................    69
Section 12.13.   Table of Contents, Heading, Etc.........................    69
Section 12.14.   Authenticating Agent....................................    69
Section 12.15.   Execution In Counterparts...............................    70

          INDENTURE, dated as of March 16, 2005, between ENCYSIVE
PHARMACEUTICALS INC., a Delaware corporation (the "Company") and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Trustee hereunder (the "Trustee").

                             RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of its 2.50% Convertible Senior Notes due 2012 (herein called the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder, the valid and legally binding obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done. Further, all things necessary to duly authorize the issuance of the Common Shares of the Company issuable upon the conversion of the Notes, and to duly reserve for issuance the number of Common Shares issuable upon such conversion, have been done.

          This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE I
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

               (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Additional Notes" means an unlimited principal amount of Notes (other than the Initial Notes) issued from time to time with the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the Additional Notes, and the same CUSIP/ISIN number as the Initial Notes under this Indenture in accordance with Section 2.01 hereof.

          "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Board of Directors" means either the board of directors of the Company, or any duly authorized committee of such board.

          "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company, to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

          "Capital Stock" of any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

          "Closing Price" of any security on any date of determination means:

               (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the NASDAQ National Market on such date;

               (2) if such security is not listed for trading on the NASDAQ National Market on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

               (3) if such security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the NASDAQ OTC Bulletin Board Service (f/k/a Over-the-Counter Bulletin Board);

               (4) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the Pink Sheets LLC (f/k/a National Quotation Bureau) or similar organization; or

               (5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

          "Common Shares" means the common shares, par value $0.005 per share, of the Company.

          "common shares" means any share of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer.

          "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "Company Order" means a written order signed in the name of the Company by any two Officers of the Company; provided that the Company Order regarding authentication delivered to the Trustee in connection with the closing on March 16, 2005 may be signed by one Officer, provided further that this one Officer will be either the Chief Executive Officer or the Chief Financial Officer of the Company (or, if the Company does not have an Officer designated with the title Chief Financial Officer, the Officer with the highest level of responsibility over the Company's financial matters, including financial reporting matters, other than the Chief Executive Officer).

          "Conversion Agent" means any person authorized by the Company to convert Notes in accordance with Article 10 hereof.

          "Conversion Price" as of any day will equal $1,000 divided by the Conversion Rate as of such date and rounded to the nearest cent. The Conversion Price shall initially be approximately $13.95 per Common Share.

          "Conversion Rate" has the meaning specified in Section 10.01.

          "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 600 North Pearl Street, Suite 420, Dallas, Texas 75201, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in 2.07(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

          "fiscal year" with respect to the Company means the year ended December 31st.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "Holder" or "Noteholder" as applied to any Note, or other similar terms (but excluding the term "beneficial holder"), means any Person in whose name at the time a particular Note is registered on the Note Registrar's books.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

          "Initial Notes" means Notes issued under this Indenture in an aggregate principal amount not to exceed (1) if the Initial Purchasers' Option is not exercised, $115,000,000, or (2) if the Initial Purchasers' Option is exercised, $115,000,000 plus the aggregate principal amount of the Notes for which the Initial Purchasers' Option is exercised, not to exceed $130,000,000 in aggregate principal amount.

          "Initial Purchasers" means J.P. Morgan Securities Inc., UBS Securities LLC and SG Cowen & Co., LLC.

          "Initial Purchasers' Option" means the option granted by the Company to the Initial Purchasers to purchase up to $15,000,000 aggregate principal amount of Notes pursuant to the Purchase Agreement.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

          "Liquidated Damages" has the meaning specified for "Additional Interest Amount" in Section 2(e) of the Registration Rights Agreement.

          "Notes" has the meaning ascribed to it in the first paragraph under the caption "Recitals of the Company." The Initial Notes and any Additional Notes will rank equally and ratably and shall be treated as a single class for all purposes under this Indenture.

          "Offering Memorandum" means the offering memorandum dated March 11, 2005 in connection with the sale of the Notes.

          "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

          "Officers' Certificate" means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by any two Officers of the Company, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by an authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 12.04 and 12.05.

          "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

          "person" or "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "Portal Market" means the Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

          "principal" of a Note means the principal amount due on the Stated Maturity as set forth on the face of the Note or the amount of any Fundamental Change Purchase Price payable pursuant to Section 3.05(a), whichever is applicable.

          "Purchase Agreement" means the Purchase Agreement dated as of March 11, 2005.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of March 16, 2005, between the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.

          "Regular Record Date" means, with respect to the interest payable on any Interest Payment Date, the close of business on March 1 and September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject, and who shall have direct responsibility for the administration of this Indenture.

          "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

          "Share Price" means the price per Common Share paid in connection with a Fundamental Change transaction pursuant to which Additional Shares are issuable as set forth in Section 3.05(a) hereof, which shall be equal to (1) if holders of Common Shares receive only cash in such Fundamental Change transaction, the cash amount paid per Common Share and (2) in all other cases, the average of the Closing Prices of the Common Shares on the five Trading Days prior to, but not including, the effective date of such Fundamental Change transaction.

          "Significant Subsidiary" means any direct or indirect Subsidiary of the Company that meets any of the following conditions:

               (1) the Company's and its other Subsidiaries' investments in and advances to such Subsidiary exceed 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

               (2) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceed 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

               (3) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of such Subsidiary exceed 10% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

          "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

          "Subsidiary" means (1) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (2) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (3) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

          "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

          "Trading Day" means a day during which trading in Common Shares generally occurs on the NASDAQ National Market or, if the Common Shares are not listed on the NASDAQ National Market, on the principal other national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not listed on a national or regional securities exchange, on the principal other market on which the Common Shares are then traded.

          "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

          "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors of such Person.

          Section 1.02. Other Definitions.

Term                                                          Defined in Section
----                                                          ------------------
"Act" .....................................................   1.05(a)
"Accepted Purchased Shares" ...............................   10.04(f)
"Additional Shares" .......................................   3.05(a)
"Adjustment Event" ........................................   10.04(j)
"Administrative Expense" ..................................   7.06
"Agent Members" ...........................................   2.07(d)
"Authenticating Agent" ....................................   12.14
"Bankruptcy Law" ..........................................   6.01(i)
"beneficial ownership" ....................................   3.05(a)
"Certificated Notes" ......................................   2.07(b)
"Change of Control" .......................................   3.05(a)
"Conversion Obligation" ...................................   10.01
"Current Market Price" ....................................   10.04(g)
"Custodian" ...............................................   6.01(i)
"Determination Date" ......................................   10.04(j)
"Event of Default" ........................................   6.01
"Ex-Dividend Date" ........................................   10.04(d)
"Ex-Dividend Trading" .....................................   10.04(d)
"Exchange Act" ............................................   3.05(a)
"Expiration Time" .........................................   10.04(f)
"Fair Market Value" .......................................   10.04(h)
"Fundamental Change" ......................................   3.05(a)

"Fundamental Change Purchase Date" ........................   3.05(a)
"Fundamental Change Purchase Notice" ......................   3.05(d)
"Fundamental Change Purchase Price" .......................   3.05(a)
"Global Note" .............................................   2.07(b)
"Legal Holiday" ...........................................   12.08
"Liquidated Damages Notice" ...............................   4.10
"Make-Whole Eligible Transaction" .........................   3.05(a)
"Non-Electing Share" ......................................   10.11
"Note Register" ...........................................   2.04
"Note Registrar" ..........................................   2.04
"Notice of Default" .......................................   6.01(i)
"Offer Expiration Time" ...................................   10.04(f)
"Paying Agent" ............................................   2.04
"Principal Amount" ........................................   2.07(b)
"Public Acquirer Change of Control" .......................   3.05(b)
"Public Acquirer Common Stock" ............................   3.05(b)
"Purchased Shares" ........................................   10.04(f)
"Record Date" .............................................   10.04(h)
"Redemption Date" .........................................   3.02(a)
"Redemption Notice" .......................................   3.02(a)
"Redemption Price" ........................................   3.01
"Restricted Note" .........................................   10.02
"Restricted Securities" ...................................   2.07(d)
"Rule 144A Information" ...................................   4.06
"Securities" ..............................................   10.04(d)
"Termination in Trading" ..................................   3.05(a)
"transfer" ................................................   2.07(d)
"Trigger Event" ...........................................   10.04(d)

          Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture Notes" means the Notes.

          "indenture Note holder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture Notes means the Company.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          Section 1.04. Rules of Construction. Unless the context otherwise requires:

               (a) a term has the meaning assigned to it;

               (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (c) "or" is not exclusive;

               (d) "including" means including, without limitation; and

               (e) words in the singular include the plural, and words in the plural include the singular.

          Section 1.05.Acts of Holders.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

               (c) The ownership of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

               (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a resolution of the Board of Directors, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II
                                      NOTES

          Section 2.01. Designation Amount and Issue of Notes. The Notes shall be designated as "2.50% Convertible Senior Notes due 2012". Except pursuant to Sections 2.07, 2.08, 3.08 and 10.02 hereof, Initial Notes may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Initial Notes upon a Company Order, without any further action by the Company hereunder. In addition, the Trustee shall authenticate and deliver Additional Notes in aggregate principal amounts specified by the Company, without the consent of the Holders.

          Section 2.02. Form of Notes. The Notes and the Trustee's certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

          Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage.

          Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the

Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of and interest and premium, if any, on any Global Note shall be made to the holder of such Note.

          The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Section 2.03. Execution and Authentication. The Notes shall be executed on behalf of the Company by an Officer of the Company. The signatures of such Officer on the Notes may be manual or facsimile.

          Notes bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Notes the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of authentication of such Notes. Notes shall be dated the date of their authentication.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee or an Authenticating Agent by manual signature of an authorized officer, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 in principal amount and any whole multiple thereof.

          Section 2.04. Note Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Note Registrar"), an office or agency where Notes may be presented for purchase or payment ("Paying Agent") and an office or agency where Notes may be presented for conversion ("Conversion Agent"). The Note Registrar shall keep a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe it shall provide for the registration and transfer of the Notes. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to
Section 4.05.

          The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Note Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Note Registrar, Conversion Agent or co-registrar.

          The Company initially appoints the Trustee as Note Registrar, Conversion Agent and Paying Agent in connection with the Notes.

          Section 2.05. Paying Agent to Hold Money and Notes in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or, to the extent applicable, Common Shares sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money and Common Shares held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Shares so held in trust. If the Company, a Subsidiary or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and Common Shares held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Shares held by it to the Trustee and to account for any funds and Common Shares disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Shares.

          Section 2.06. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Note Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on March 1 and September 1 a listing of Noteholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

          Section 2.07. Transfer and Exchange; Restrictions on Transfer; Depositary.

               (a) Upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Note Registrar duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, at the office or agency of the company designated as Note Registrar or co-registrar pursuant to Section 2.04, and satisfaction of the requirements of such transfer set forth in this Section, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Noteholder requesting such transfer or exchange.

          At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, together with a written instrument of transfer satisfactory to the Note Registrar duly executed by the Noteholder or such Noteholder's attorney duly authorized in writing, at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

          All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          The Company shall not be required to make, and the Note Registrar need not register, transfers or exchanges of any Notes in respect of which a Fundamental Change Purchase Notice (as defined in Section 3.05(d)) has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be purchased in part, the portion thereof not to be purchased).

               (b) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes that, upon initial issuance are beneficially owned by QIBs or as a result of a sale or transfer after initial issuance are beneficially owned by QIBs, will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (the "Global Note"), except as otherwise specified below. The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor. The Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of any such Global Note as set forth on the face of the Note ("Principal Amount") to reflect any such transfers. Except as provided below, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form ("Certificated Notes") and will not be considered holders of such Global Note.

               (c) (i) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, upon any transfer of a Certificated Note to a QIB in accordance with Rule 144A that requests delivery of such Note in the form of an interest in the Global Note, and upon receipt of the Certificated Note or Notes being so transferred, together with a certification, substantially in the form of Exhibit B hereto, from the transferor that the transfer is being made in compliance with Rule 144A (or other evidence satisfactory to the Trustee), the Trustee shall make an endorsement on the Global Note to reflect an increase in the aggregate Principal Amount of the Notes represented by such Global Note, and the Trustee shall cancel such Certificated Note or Notes in accordance with the standing instructions and procedures of the Depositary.

                    (ii) Upon any sale or transfer of a Note to the Company or any Subsidiary thereof (other than pursuant to a registration statement that has been declared effective under the Securities Act or after the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act), the transferor shall, prior to such sale or transfer, furnish to the Company and/or Trustee such certifications, including a certification substantially in the form of Exhibit B hereto, legal opinions or other information as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Upon any transfer of a beneficial interest in the Global Note to the Company or such Subsidiary, as the case may be, the Trustee shall make an endorsement on the Global Note to reflect a decrease in the aggregate Principal Amount of the Notes represented by such Global Note, and the Company shall execute a Certificated Note or Notes in exchange therefor, and the Trustee, upon receipt of such Certificated Note or Notes and a Company Order, shall authenticate and deliver such Certificated Note or Notes.

                    (iii) Upon any sale or transfer of a Note pursuant to the exemption from registration provided by Rule 144 under the Securities Act, the transferor shall, prior to such sale or transfer, furnish to the Company and/or the Trustee such certifications, including a certification substantially in the form of Exhibit B hereto, legal opinions or other information as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Upon any transfer of a beneficial interest in the Global Note to such transferee, the Trustee shall make an endorsement on the Global Note to reflect a decrease in the aggregate Principal Amount of the Notes represented by such Global Note, and, at the request of the transferee, either (1) the Company shall execute a Certificated Note or Notes in exchange therefor, and the Trustee, upon receipt of such Certificated Note or Notes and a Company Order, shall authenticate and deliver such Certificated Note or Notes or (2) if a Global Note that does not bear the legend set forth in Section 2.07(d) has previously been executed and authenticated, the Trustee shall make an endorsement on such Global Note to reflect a corresponding increase in the aggregate Principal Amount of Notes represented by such Global Note.

          Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Trustee, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradeable on the Portal Market or as may be required for the Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

               (d) Every Note that bears or is required under this Section 2.07(d) to bear the legend set forth in this Section 2.07(d) (together with any Common Shares issued upon conversion of the Notes and required to bear the legend set forth in Section 2.07(e), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.07(d) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Noteholder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.07(d) and 2.07(c), the term "transfer" encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security.

          Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.07(e), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

          THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES THEREOF UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) (THE "RESALE RESTRICTION PERIOD"), ONLY (A) TO ENCYSIVE PHARMACEUTICALS INC. (THE "COMPANY"), OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL. EACH HOLDER ACKNOWLEDGES THAT PRIOR TO THE EXPIRATION

          OF THE RESALE RESTRICTION PERIOD, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER EXPIRATION OF THE RESALE RESTRICTION PERIOD.

          Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.07, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.07(d).

          Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.07(c), with respect to transfers of beneficial interests in a Global Note, and in this Section 2.07(d)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

          The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Notes in global form. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, as custodian for Cede & Co.

          If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Note, the Company may appoint a successor Depositary with respect to such Note. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Notes, will authenticate and deliver, Certificated Notes, in aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note.

          If a Certificated Note is issued in exchange for any portion of a Global Note after the close of business at the office or agency where such exchange occurs on any Regular Record Date and before the opening of business at such office or agency on the next succeeding Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such Certificated Note, but will be payable on such Interest Payment Date only to the Person to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of this Indenture.

          Certificated Notes issued in exchange for all or a part of a Global Note pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

          At such time as all interests in a Global Note have been converted, canceled, exchanged for Certificated Notes, or transferred to a transferee who receives Certificated Notes thereof, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Trustee. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, converted, repurchased or canceled, or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of a Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Trustee, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee to reflect such reduction or increase.

               (e) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any share certificate representing Common Shares issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Common Shares have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Shares have been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED,

          TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES THEREOF UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) (THE "RESALE RESTRICTION PERIOD"), ONLY
          (A) TO ENCYSIVE PHARMACEUTICALS INC. (THE "COMPANY"), OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL. EACH HOLDER ACKNOWLEDGES THAT PRIOR TO THE EXPIRATION OF THE RESALE RESTRICTION PERIOD, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE RESALE RESTRICTION PERIOD.

          Any such Common Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such Common Shares for exchange in accordance with the procedures of the transfer agent for the Common Shares, be exchanged for a new certificate or certificates for a like number of Common Shares, which shall not bear the restrictive legend required by this Section 2.07(e).

               (f) Any Note or Common Shares issued upon the conversion or exchange of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Shares, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

          Section 2.08. Replacement Notes. If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company, the Trustee and, if applicable, the Authenticating Agent receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the Trustee and, if applicable, the Authenticating Agent such Note or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company, the Trustee or, if applicable, the Authenticating Agent that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee or the Authenticating Agent shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

          Upon the issuance of any new Notes under this Section 2.08, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and any Authenticating Agent) connected therewith.

          Every new Note issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          Section 2.09. Outstanding Notes; Determination of Holders' Action. Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it or delivered to it for cancellation, those paid pursuant to Section 2.08 and those described in this Section 2.09 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

          If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the Paying Agent holds, in accordance with this Indenture, on the Business Day following the Fundamental Change Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then immediately after such Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Notes shall cease to be outstanding and interest on such Notes, and Liquidated Damages, if any, shall cease to accrue.

          If a Note is converted in accordance with Article 10, then from and after the time of conversion on the conversion date, such Note shall cease to be outstanding and interest, and Liquidated Damages, if any, shall cease to accrue on such Note.

          Section 2.10. Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, and upon a Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.04, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          Section 2.11. Cancellation. All Notes surrendered for payment, purchase by the Company pursuant to Article 3, conversion or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in its customary manner.

          Section 2.12. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of the Note or the payment of any Fundamental Change Purchase Price in respect thereof, and accrued and unpaid interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Section 2.13. CUSIP/ISIN Numbers. The Company in issuing the Notes may use "CUSIP" and "ISIN" numbers (if then generally in use). No representation is made as to the correctness of such CUSIP numbers and reliance may be placed only on the other identification numbers printed on the Notes, and any redemption shall not be affected by any defect in or omission of such number. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

          Section 2.14. Default Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date in each case at the rate specified in the Notes. A special record date, as used in this Section
2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                                  ARTICLE III
                            REDEMPTION AND REPURCHASE

          Section 3.01. Company's Right to Redeem. Prior to March 20, 2010, the Notes shall not be redeemable at the Company's option. At any time on or after March 20, 2010 and prior to Stated Maturity, the Company, at its option, may redeem the Notes, in whole or in part, in accordance with the provisions of
Section 3.02, Section 3.03 and Section 3.04 on the Redemption Date for a redemption price (the "Redemption Price") in cash equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to but excluding the Redemption Date if the Closing Price of the Common Shares has exceeded 140% of the Conversion Price then in effect for at least 20 Trading Days in the consecutive 30 Trading Day period ending on the Trading Day prior to the date on which the Redemption Notice is mailed. The Company shall deliver an Officers' Certificate to the Trustee, when it delivers the notice to it as provided herein, that the foregoing conditions to permit the Company to redeem the Notes have been satisfied. If a
Note is converted after the date the Redemption Notice is mailed and before the close of business on the second Business Day immediately preceding the Redemption Date, the Company will pay with respect to such Note accrued and unpaid interest and Liquidated Damages, if any, up to but excluding the Redemption Date.

          Section 3.02. Notice of Optional Redemption; Selection of Notes.

               (a) In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption (the "Redemption Date") and it or, at its written request (which request must include the information listed in Section 3.02(b) and be received by the Trustee not fewer than thirty-five (35) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (a "Redemption Notice") not fewer than twenty (20) nor more than sixty (60) days prior to the Redemption Date to each holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such Redemption Notice, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Note called for redemption.

               (b) Each such Redemption Notice shall specify the aggregate principal amount of Notes to be redeemed, the CUSIP, ISIN or similar number or numbers of the Notes being redeemed, the Redemption Date (which shall be a Business Day), the Redemption Price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued and unpaid up to but not including the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such Notes or portions thereof into Common Shares will expire. If fewer than all the Notes are to be redeemed, the Redemption Notice shall identify the Notes to be redeemed (including CUSIP, ISIN or similar number or numbers, if any). In case any Note is to be redeemed in part only, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

               (c) On or prior to the Redemption Date specified in the Redemption Notice given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more Paying Agents an amount of money (in immediately available funds if deposited on the Redemption Date) sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Shares) at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 11:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 3.02(c) in excess of amounts required hereunder to pay the Redemption Price. Subject to the last sentence of Section 7.05, if any Note called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than thirty-five (35) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Notes to be redeemed.

               (d) If the Company opts to redeem less than all of the outstanding Notes, the Trustee shall select or cause to be selected the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or whole multiples thereof) by lot or at random, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be from the portion selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the Redemption Notice.

          Upon any redemption of less than all of the outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a Redemption Notice and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

          Section 3.03. Payment of Notes Called for Redemption by the Company. If notice of redemption has been given as provided in Section 3.02(a), the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Shares pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, unless the Company shall default in the payment of the Redemption Price. Interest on the Notes or portion of Notes so called for redemption shall cease to accrue, and after the close of business on the second Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of the Redemption Price), such Notes shall cease to be convertible into Common Shares and, except as provided in Section 7.05, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price; provided that if the applicable Redemption Date is an Interest Payment Date, the interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for redemption on such date.

          Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Note or Notes so presented.

          Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any Redemption Notices during the continuance of a default in payment of interest on the Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, continue to bear interest at the rate borne by the Note, and such Note shall remain convertible into Common Shares, cash or a combination of cash and Common Shares until the principal and interest shall have been paid or duly provided for. The Company will notify all of the holders if the Company redeems any of the Notes.

          Section 3.04. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued and unpaid to, but excluding, the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the redemption price of such Notes, together with interest accrued and unpaid to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

          Section 3.05. Purchase of Notes at Option of the Holder Upon Fundamental Change.

               (a) If there shall have occurred a Fundamental Change, all or any portion of the Notes of any Holder equal to $1,000 or a whole multiple of $1,000, shall be repurchased by the Company, at the option of such Holder, at a repurchase price equal to 100% of the aggregate principal amount of the Notes to be repurchased, together with accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the purchase date (the "Fundamental Change Purchase Price"), on the date (the "Fundamental Change Purchase Date") that is 45 days after the date the Company delivered the notice required under Section 3.05(c) (or if such 45th day is not a Business Day, the next succeeding Business Day); provided, however, that if the Fundamental Change Purchase Date is after a Regular Record Date but on or prior to the corresponding Interest Payment Date, the accrued and unpaid interest becoming due on such Interest Payment Date shall be payable to the Holders of such Notes, or one or more predecessor Notes, registered as such on the relevant Regular Record Date according to their terms.

          If and only to the extent a Holder timely elects to convert Notes in connection with a Fundamental Change transaction pursuant to clause (ii) of the Change of Control definition set forth in this Section 3.05(a) that occurs on or prior to maturity, pursuant to which 5% or more of the consideration for Common Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in such Fundamental Change transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the NASDAQ National Market (such a Fundamental Change transaction referred to herein as a "Make-Whole Eligible Transaction"), then except as set forth in Section 3.05(b), such holder will be entitled to receive, in addition to a number of Common Shares equal to the Conversion Rate per $1,000 principal amount of Notes, an additional number of Common Shares (the "Additional Shares") as described below; provided that if the Share Price paid in connection with such transaction is greater than $50.00 or less than $10.33 (subject in each case to adjustment as described below), no Additional Shares shall be issuable. No Additional Shares shall be issuable under this Section 3.05(a) unless the Holder elects to convert the Notes in connection with such Make-Whole Eligible Transaction and in accordance with this Section 3.05(a). Notwithstanding this Section 3.05(a), if the Company elects to adjust the Conversion Rate pursuant to Section 3.05(b), the provisions of Section 3.05(b) will apply in lieu of the provisions of this Section 3.05(a).

          In order to be eligible to receive the Additional Shares, a Noteholder must exercise his conversion rights at any time from and after the earlier of the date of the first public announcement that a transaction will constitute a Make-Whole Eligible Transaction or the date the Company enters into a definitive agreement which will result in a Make-Whole Eligible Transaction until and including the fifteenth day after the effective date of such Make-Whole Eligible Transaction. The number of Additional Shares issuable in connection with the conversion of Notes as described in the immediately preceding paragraph will be determined by reference to the table attached as Schedule I hereto, based on the effective date of such Make-Whole Eligible Transaction and the Share Price paid in connection with such transaction; provided that if the Share Price is between two Share Price amounts in the table or such effective date is between two effective dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Price amounts and the two dates, as applicable, based on a 365-day year. The "effective date" with respect to a Fundamental Change transaction means the date that a Fundamental Change becomes effective.

          The Share Prices set forth in the first row of the table in Schedule I hereto will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 10.04. The adjusted Share Prices will equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner as the Conversion Rate as set forth in
Section 10.04.

          Notwithstanding the foregoing, at the Company's option, in lieu of issuing the Additional Shares, it may elect to make a cash payment to converting Noteholders equal to the number of Additional Shares issuable pursuant to
Schedule I multiplied by the Share Price paid in connection with the transaction. The Company must specify its election of the foregoing option in the notice specified in Section 3.05(c), and once this notice has been provided, it may not modify or withdraw its election.

          Notwithstanding the foregoing, in no event will the total number of Common Shares issuable upon conversion per $1,000 principal amount of Notes exceed 96.8054, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 10.04.

          A "Fundamental Change" will be deemed to have occurred upon a Change of Control or a Termination in Trading.

          A "Change of Control" of the Company shall be deemed to have occurred at such time after the original issuance of the Notes as any of the following events shall occur:

               (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, amalgamation, merger or other acquisition transaction, of 50% or more of the total voting power of the total outstanding Voting Stock of the Company other than an acquisition by the Company, any of its Subsidiaries or any employee benefit plans of the Company; or

               (ii) the Company consolidates with, or amalgamates or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or amalgamates or merges with or into, the Company other than:

                    (A) any transaction (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Capital Stock of the Company and (2) pursuant to which holders of the Capital Stock of the Company immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of the Capital Stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction;

                    (B) any amalgamation or merger for the purpose of changing the Company's jurisdiction of organization and resulting in a reclassification, conversion or exchange of outstanding Common Shares solely into shares of common equity of the surviving or continuing entity; or

                    (C) any transaction in which at least 95% of the consideration for the Common Shares (excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in the transaction or transactions otherwise constituting the Change of Control consists of shares of common equity traded on a United States national securities exchange or quoted on the NASDAQ National Market, or which will be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Notes become convertible solely into such shares of common equity, or

               (iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the shareholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election were previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

               (iv) the shareholders of the Company pass a special resolution approving a liquidation or dissolution and no additional approvals of the Company's shareholders are required under applicable law to cause a liquidation or dissolution.

          Beneficial ownership will be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group that would be deemed a "person" under Section 13(d)(3) of the Exchange Act. A "Termination in Trading" will be deemed to have occurred any time the Common Shares (or other common shares into which the notes are then convertible) are neither listed for trading on a United States national or regional securities exchanges nor approved for trading on the NASDAQ National Market, NASDAQ SmallCap Market or any other established United States system of automated dissemination of quotations of securities prices.

               (b) Notwithstanding the foregoing, in the case of a Public
Acquirer

Change of Control (as defined below), the Company may, in lieu of increasing the Conversion Rate by Additional Shares as described in Section 3.05(a), elect to adjust the Conversion Rate and the related Conversion Obligation (as defined in Section 10.01) such that from and after the effective date of such Public Acquirer Change of Control, Holders of the Notes will be entitled to convert the Notes into a number of shares of Public Acquirer Common Stock (as defined below) by multiplying the Conversion Rate in effect immediately before the Public Acquirer Change of Control by a fraction:

                    (i) the numerator of which will be (i) in the case of a consolidation, amalgamation, merger or binding share exchange, pursuant to which the Common Shares are converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per Common Share or
     (ii) in the case of any other Public Acquirer Change of Control, the average of the last reported sale price of the Common Shares for the five consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change of Control, and

                    (ii) the denominator of which will be the average of the last reported sale prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change of Control.

          A "Public Acquirer Change of Control" means any event constituting a Change of Control that would otherwise obligate the Company to increase the Conversion Rate as described in Section 3.05(a) and the acquirer (or any entity that is a directly or indirectly wholly-owned Subsidiary of the acquirer or of which the acquirer is a directly or indirectly wholly-owned Subsidiary) has a class of common stock traded on a national securities exchange or quoted on the NASDAQ National Market or which will be so traded or quoted when issued or exchanged in connection with such event (the "Public Acquirer Common Stock").

          After the adjustment of the Conversion Rate in connection with a Public Acquirer Change of Control, the Conversion Rate will be subject to further similar adjustments in the event that any of the events described in
Section 10.01 occur thereafter.

          Upon a Public Acquirer Change of Control, if the Company so elects, Holders may convert the Notes at the adjusted Conversion Rate described in the third preceding paragraph but will not be entitled to the increased Conversion Rate described under Section 3.05(a). The Company is required to notify Holders of its election in writing of such transaction. In addition, the Holder can also, subject to certain conditions, require the Company to repurchase all or a portion of its Notes as described under Section 3.05(a).

               (c) Prior to or on the 30th day after the occurrence of a Fundamental Change, the Company, or, at the written request and expense of the Company prior to or on the 30th day after such occurrence, the Trustee, shall give to all Holders, in the manner provided in Section 12.02 hereof, notice of the occurrence of the Fundamental Change and of the purchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a purchase right to the Trustee. The notice shall include a form of Fundamental Change

Purchase Notice (as defined in Section 3.05(d)) to be completed by the Holder and shall state:

                    (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

                    (2) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.05 must be given;

                    (3) the Fundamental Change Purchase Date;

                    (4) the Fundamental Change Purchase Price;

                    (5) the name and address of the Paying Agent and the
               Conversion Agent;

                    (6) that Notes as to which a Fundamental Change Purchase
               Notice has been given may be converted pursuant to Article 10 hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                    (7) that Notes must be surrendered to the Paying Agent to
               collect payment;

                    (8) that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Note as described in (7) above;

                    (9) briefly, the procedures the Holder must follow to
               exercise rights under this Section 3.05;

                    (10) briefly, the conversion rights of the Notes, including the Conversion Rate and any adjustments thereto;

                    (11) the procedures for withdrawing a Fundamental Change
               Purchase Notice; and

                    (12) the CUSIP/ISIN number of the Notes.

               (d) A Holder may exercise its rights specified in this Section
3.05 upon delivery of a written notice of purchase ("Fundamental Change Purchase Notice") to the Paying Agent prior to the Fundamental Change Purchase Date, stating:

                    (1) the certificate number of the Note, if any, which the
               Holder will deliver to be purchased or the appropriate Depositary procedures if the Notes are not in certificated form;

                    (2) the portion of the principal amount of the Note which
               the Holder will deliver to be purchased, which portion must be $1,000 or any whole multiple thereof; and

                    (3) that such Note shall be purchased pursuant to the terms and conditions specified in paragraph 5 on the reverse side of the Notes and in accordance with this Indenture.

          If the Notes are not in certificated form, a Holder's Fundamental Change Purchase Notice must comply with the appropriate DTC procedures.

          The delivery or book-entry transfer of such Note to the Paying Agent prior to the Fundamental Change Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.05 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 3.05, a portion of a Note so delivered for purchase if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date and the time of delivery or book-entry transfer of the Note to the Paying Agent in accordance with this Section 3.05.

          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this
Section 3.05 shall have the right to withdraw such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.06.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

          Section 3.06. Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.05(d), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of consideration for the Notes by the Paying Agent, promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 3.05(d), as the case may be, have been satisfied) or (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.05(d), as the case may be. Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

          A Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date specifying:

               (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted or, if not in certificated form, the applicable Depositary procedures,

               (2) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

               (3) the principal amount, if any, of such Note which remains subject to the original Fundamental Change Purchase Notice and which has been or will be delivered for purchase by the Company.

          There shall be no purchase of any Notes pursuant to Section 3.05 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Fundamental Change Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Purchase Price with respect to such Notes) in which case, upon such return, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

          Section 3.07. Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.05) an amount of cash (in immediately available funds if deposited on such Business
Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of the Fundamental Change Purchase Date.

          If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds cash sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date (i) such Notes will cease to be outstanding, (ii) interest on such Notes, and Liquidated Damages, if any, will cease to accrue and (iii) all other rights of the Holders of such Notes will terminate other than the right to receive the Fundamental Change Purchase Price upon delivery of the Notes, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.

          Section 3.08. Notes Purchased in Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

          Section 3.09. Covenant to Comply with Securities Laws Upon Purchase of Notes. In connection with any offer to purchase or purchase of Notes under
Section 3.05 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.05 to be exercised in the time and in the manner specified in Section 3.05.

          Section 3.10. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or Common Shares that remain unclaimed for two years as provided in paragraph 9 of the Notes, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price and the holder of any of the Notes shall thereafter look only to the Company as a general creditor for any payment that such holder may be entitled to collect when an applicable abandoned property law designates another Person; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.07 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date then promptly after the Business Day following the Fundamental Change Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

                                   ARTICLE IV
                                    COVENANTS

          Section 4.01. Payment of Principal, Premium, Interest on the Notes. The Company will duly and punctually pay the principal of and premium, if any, and interest (including Liquidated Damages, if any) in respect of the Notes in accordance with the terms of the Notes and this Indenture. The Company will deposit or cause to be deposited with the

Trustee as directed by the Trustee, no later than the day of the Stated Maturity of any Note or installment of interest, all payments so due. The principal amount, Fundamental Change Purchase Price and cash interest shall be considered paid on the applicable date due if on such date (or, in the case of a Fundamental Change Purchase Price on the Business Day following the applicable Fundamental Change Purchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or Notes, if permitted hereunder, sufficient to pay all such amounts then due.

          The Company shall, to the extent permitted by law, pay cash interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Notes, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

          Section 4.02. Reports by the Company. The Company shall file with the Trustee (and the SEC after the Indenture becomes qualified under the TIA), and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to the TIA, whether or not the Notes are governed by the TIA; provided, however, that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the SEC; provided, however, that delivery may be effected in accordance with the provisions of Rule 19a-1 under the TIA if and during any time the Company is eligible thereunder; and provided further, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the SEC. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          Section 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2005) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

          Section 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture. The Company will ensure that all certificates representing its Common Shares which are issued pursuant to Section
10.01 will be (i) manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock, (ii) registered by such transfer agent and registrar and (iii) consistent with the form authorized by the Company's Board of Directors.

          Section 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Note Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, purchase or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office and each office or agency of the Trustee in the Borough of Manhattan, the City of New York, shall initially be one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

          Section 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Notes or Common Shares issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial owner of Notes or holder of Common Shares issued upon conversion of Notes, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

          Section 4.07. Existence. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

          Section 4.08. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Significant Subsidiary and not disadvantageous in any material respect to the Noteholders.

          Section 4.09. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Notes or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

          Section 4.10. Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice ("Liquidated Damages Notice") to the Trustee of its obligation to pay Liquidated Damages no later than seven days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or owe a responsibility to any holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

                                    ARTICLE V
                              SUCCESSOR CORPORATION

          Section 5.01. When Company May Merge or Transfer Assets. The Company may, without the consent of the Holders of the Notes, consolidate or amalgamate with, merge with or convert into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any other Person, if:

               (a) such Person (other than an individual) is organized and validly existing under the laws of the United States or any of its political subdivisions and such Person shall expressly remain liable for or assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

               (b) at the time of such transaction, no Default or Event of Default shall have happened and be continuing; and

               (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          The successor person formed by such consolidation or amalgamation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 10.11, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

          Section 6.01. Events of Default. An "Event of Default" occurs if:

               (a) the Company fails to pay when due the principal of or premium, if any, on any of the Notes at maturity, upon exercise of a repurchase right or otherwise;

               (b) the Company fails to pay an installment of interest (including Liquidated Damages, if any) on any of the Notes that continues for 30 days after the date when due;

               (c) the Company fails to deliver Common Shares, together with cash in lieu of fractional shares, when such Common Shares or cash in lieu of fractional shares are required to be delivered upon conversion of a Note and such failure continues for 10 days after such delivery date;

               (d) the Company fails to give notice regarding a Fundamental Change within the time period specified in Section 3.05;

               (e) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default (as defined below);

               (f) the Company or any Significant Subsidiary fails to make any payment by the end of the applicable grace period, if any, after the final scheduled payment date for such payment with respect to any indebtedness for borrowed money in an aggregate amount in excess of $10 million or indebtedness for borrowed money of the Company or any Significant Subsidiary in an aggregate amount in excess of $10 million shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof as a result of a default with respect to such indebtedness, in either case without such indebtedness referred to in subclause (i) or (ii) of this clause (f) having been discharged, cured, waived, rescinded or annulled, for a period of 30 days after receipt by the Company of a Notice of Default;

               (g) the Company or any Significant Subsidiary fails to make any payment on a final judgment in an aggregate amount in excess of $10 million without such judgment having been paid, discharged or stayed for a period of 60 days;

               (h) the Company, or any Significant Subsidiary, or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case or proceeding;

               (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (iv) makes a general assignment for the benefit of its creditors;

               (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

               (vi) consents to the filing of such a petition or the appointment of or taking possession by a Custodian; and

               (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary insolvent or bankrupt;

               (ii) appoints a Custodian of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary or for any substantial part of its or their properties; or

               (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 days.

          For purposes of Sections 6.01(h) and 6.01(i) above:

          "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

          "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (e) or (f) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (e) or (f) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

          The Company shall deliver to the Trustee, within five Business Days of becoming aware of the occurrence of an Event of Default, written notice thereof. In addition, the Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any event which with the lapse of time would become an Event of Default under clause (e) above, its status and what action the Company is taking or proposes to take with respect thereto.

          The Trustee shall, within 90 days after it is notified of the occurrence of an Event of Default, give to the Noteholders notice of all uncured Events of Defaults known to it, provided that the Trustee shall be protected in withholding such notice if the Trustee, in good faith, determines that the withholding of such notice is in the best interest of the Noteholders, except in the case of an Event of Default described in Section 6.01(a) or 6.01(b).

          Section 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or 6.01(i)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by notice to the Company and the Trustee, may declare the Notes due and payable at their principal amount together with accrued interest (including Liquidated Damages, if any). Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable. If an Event of Default is cured prior to any such declaration by the Trustee or the Holders, the Trustee and the Holders shall not be entitled to declare the Notes due and payable as provided herein as a result of such cured Event of Default and any such cured Event of Default shall be deemed waived by the Holders and the Trustee.

          If an Event of Default specified in Sections 6.01(h) or 6.01(i) above occurs and is continuing, then the principal and the accrued interest (including Liquidated Damages, if any) on all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.

          The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder) may rescind or annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal and any accrued cash interest (including Liquidated Damages, if any) that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.06 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal, the premium, if any, and any accrued cash interest (including Liquidated Damages, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Noteholder), may waive an existing Event of Default and its consequences except (1) an Event of Default described in Section 6.01(a) or 6.01(b) or (2) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.

          Section 6.05. Control By Majority. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Noteholders or in the event that the Trustee is not offered indemnity satisfactory to it against loss, liability or expense in connection with the directions.

          Section 6.06. Limitation on Suits. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

               (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

               (2) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

               (5) the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Noteholder may not use this Indenture to prejudice the rights of any other Noteholder or to obtain a preference or priority over any other Noteholder.

          Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, premium, if any, Fundamental Change Purchase Price, or any accrued cash interest (including Liquidated Damages, if any) in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Fundamental Change Purchase Date, and to convert the Notes in accordance with Article 10, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

          Section 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Notes and the amounts provided for in Section 7.06.

          Section 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount, Fundamental Change Purchase Price, or any accrued cash interest in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

               (a) to file and prove a claim for the whole amount of the principal amount, Fundamental Change Purchase Price, or any accrued cash interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee

(including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.06) and of the Holders allowed in such judicial proceeding, and

               (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               (1) to the Trustee for amounts due under Section 7.06;

               (2) to Noteholders for amounts due and unpaid on the Notes for the principal amount, Fundamental Change Purchase Price or any accrued cash interest (including Liquidated Damages, if any) as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

               (3) the balance, if any, to the Company.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

          Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit in the manner and to the extent provided in the TIA, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding.

          Section 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Fundamental Change Purchase Price, or any accrued cash interest (including Liquidated Damages, if any) in respect of Notes, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                     TRUSTEE

          Section 7.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default hereunder has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person's affairs.

          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

               (a) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default which may have occurred:

               (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

               (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

          Section 7.02. Certain Rights of the Trustee. Subject to Section 7.01:

               (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, Note or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;

               (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture with the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

               (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

               (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all such Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;

               (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

               (h) the Trustee shall not be required to take notice or be deemed to have notice of any Event of Default, except failure of the Company to cause to be made any of the payments required to be made to the Trustee, unless the Trustee shall be specifically notified by a writing of such default by the Company or by the Holders of at least 25% aggregate principal amount of the Notes then outstanding delivered to the Corporate Trust Office of the Trustee and, in the absence of such notice so delivered the Trustee may conclusively assume no default exists;

               (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

               (j) before taking any action or refraining from taking any action under this Indenture, the Trustee may require that indemnity satisfactory to it be furnished for the reimbursement of all expenses to which it may be put and to protect it against all liability, including costs incurred in defending itself against any and all charges, claims, complaints, allegations, assertions or demands of any nature whatsoever, except liability which is adjudicated to be a result of the Trustee's negligence or willful misconduct in connection with any such action; and

               (k) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, or affecting the liability of, or affording protection to the Trustee shall be subject to the provisions of this
Section 7.02.

          Section 7.03. Trustee Not Responsible for Recitals, Dispositions of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

          Section 7.04. Trustee and Agents May Hold Notes; Collections, Etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee or such agent and, subject to Sections
7.08 and 7.13, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

          Section 7.05. Moneys Held by Trustee. Subject to the provisions of
Section 8.04 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders of the Notes and not in its individual capacity and all persons, including without limitation the Holders of Notes and the Company having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

          Section 7.06. Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) to be agreed to in writing by the Trustee and the Company, and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including (i) the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ and (ii) interest at the prime rate on any disbursements and advances made by the Trustee and not paid by the Company within 5 days after receipt of an invoice for such disbursement or advance) except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction to have been caused by its own negligence or bad faith. The Company also covenants to fully indemnify each of the Trustee, each predecessor Trustee, any Authenticating Agent and any officer, director, employee or agent of the Trustee, each such predecessor Trustee or any such Authenticating Agent for, and to hold it harmless against, any and all loss, liability, claim, damage or expense (including legal fees and expenses) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee, each predecessor Trustee, any Authenticating Agent and any officer, director, employee or agent of the Trustee, each such predecessor Trustee or any such Authenticating Agent and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes, and the Notes are hereby effectively subordinated to such senior claim to such extent. The provisions of this Section 7.06 shall survive the termination of this Indenture and the resignation or removal of the Trustee. The Trustee's fees and expenses are intended to constitute an "Administrative Expense" under the Bankruptcy Law.

          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

          Section 7.07. Right of Trustee to Rely on Officers' Certificate, Etc. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

          Section 7.08. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA.

          Section 7.09. Persons Eligible for Appointment as Trustee. The Trustee shall at all times be a corporation or banking association having a combined capital and surplus of at least $50,000,000. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 7.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

          Section 7.10. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Notes by giving written notice of resignation to the Company and by mailing notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of a Note for at least six months may, subject to the provisions of Section 7.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

               (b) In case at any time any of the following shall occur:

               (i) the Trustee shall fail to comply with the provisions of
     Section 7.08 with respect to any Notes after written request therefor by the Company or by any Noteholder who has been a bona fide Holder of a Note for at least six months; or

               (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Company or by any Noteholder; or

               (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

               (iv) the Company shall determine that the Trustee has failed to perform its obligations under this Indenture in any material respect and shall have obtained the prior consent of a majority in aggregate principal amount of the Notes at the time Outstanding; then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.11, any Noteholder who has been a bona fide Holder of a Note for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been appointed and have accepted appointment within 30 days after a notice of removal has been given, the removed trustee may petition a court of competent jurisdiction for the appointment of a successor trustee.

               (c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section
1.05 of the action in that regard taken by the Noteholders.

               (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

          Section 7.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute and deliver to the Company and to the predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

          No successor trustee shall accept appointment as provided in this
Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

          Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail notice thereof by first class mail to the Holders of Notes at their last addresses as they shall appear in the Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

          Section 7.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation or banking association shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee or Authenticating Agent and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any Authenticating Agent appointed by such successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force and effect that this Indenture provides for the certificate of authentication of the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          Section 7.13. Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of the claims against the Company (or any such other obligor).

          Section 7.14. Reports By The Trustee. (a) Within sixty (60) days after May 15 of each year commencing with the year 2005, the Trustee shall transmit to Holders and other persons such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA.

               (b) A copy of each such report shall, at the time of such transmission to Noteholders, be furnished to the Company and be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed and also with the SEC. The Company agrees to notify the Trustee when and as the Notes become admitted to trading on any national securities exchange or become delisted therefrom.

          Section 7.15. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Noteholders, as the names and addresses of such Holders appear on the Note Register, notice by mail of all Events of Defaults as to which the Trustee has received notice pursuant to Section 6.01, such notice to be transmitted within 30 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice; provided that, except in the case of an Event of Default in the payment of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on any of the Notes when due or in the payment of any repurchase obligation, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Noteholders.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

          Section 8.01. Discharge of Indenture. When the Company has deposited with the Trustee cash sufficient to pay and discharge all outstanding Notes on the date of their Stated Maturity together with any interest payable on such Notes, then the Company may discharge its obligations under this Indenture while Notes remain outstanding; provided that provisions of Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 4.01, Section 4.05,
Section 7.06, Article 10 and this Article 8 shall survive until the Notes have been paid in full. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel as required by Section 12.04 and at the cost and expense of the Company; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes. The Company will remain obligated to issue Common Shares upon conversion of the Notes until such maturity as described under Article 10.

          Section 8.02. [Intentionally Omitted.]

          Section 8.03. Paying Agent to Repay Monies Held. Upon the discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

          Section 8.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee or the Paying Agent for payment of the principal of, premium, if any, or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, premium, if any, or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or the Paying Agent on written demand and all liability of the Trustee or the Paying Agent shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

          Section 9.01. Without Consent of Holders. The Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto without the consent of any Noteholder for one or more of the following purposes:

               (a) adding to the Company's covenants for the benefit of the Holders;

               (b) surrendering any right or power conferred upon the Company;

               (c) providing for the continuation or assumption of the Company's obligations to the Holders in the case of an amalgamation, merger, consolidation, conveyance, transfer or lease in accordance with Article 5;

               (d) increasing the Conversion Rate or reducing the Conversion Price; provided that the increase or reduction will not adversely affect the interests of Holders in any material respect;

               (e) complying with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

               (f) making any changes or modifications to this Indenture necessary in connection with the registration of the Notes under the Securities Act as contemplated by the Registration Rights Agreement; provided that this action does not adversely affect the interests of the Holders in any material respect;

               (g) curing any ambiguity or correcting or supplementing any defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders in any material respect; provided, however, that any change to conform this Indenture to the Description of the Notes contained in the Offering Memorandum shall be deemed not to adversely affect the interests of the Holders of the Notes in any material respect;

               (h) establishing the forms or terms of the Notes;

               (i) evidencing the acceptance of appointment by a successor Trustee;

               (j) adding or modifying any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders in any material respect;

               (k) complying with the requirements regarding amalgamation, merger or transfer of assets; or

               (l) providing for uncertificated Notes in addition to the certificated Notes so long as such uncertificated Notes are in registered form for purpose of the Internal Revenue Code of 1986, as amended.

          Notwithstanding any other provision of the Indenture or the Notes, the Registration Rights Agreement and the obligation to pay Liquidated Damages thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

          Section 9.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or change in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes. However, without the consent of each Noteholder so affected, a supplemental indenture may not:

               (a) change the payment date of the principal of or any installment of interest on any Note (including any payment of Liquidated Damages);

               (b) reduce the principal amount of, or any premium or interest on (including any payment of Liquidated Damages), any Note, or reduce the amount of Additional Shares a Holder is entitled to receive pursuant to Section 3.05(a);

               (c) change the currency of payment of such Note or interest thereon;

               (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

               (e) modify the Company's obligations to maintain an office or agency in New York City;

               (f) except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option of Holders upon a Fundamental Change or the conversion rights of Holders; or

               (g) reduce the percentage in aggregate principal amount of Notes outstanding necessary to modify or amend this Indenture or to waive any past Event of Default.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.

          After a supplemental indenture under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the supplemental indenture.

          Section 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA; provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA or the Indenture has been qualified under the TIA.

          Section 9.04. Revocation and Effect of Consents, Waivers and Actions. Until a supplemental indenture, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder's Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Note or portion of the Note if the Trustee receives the written notice of revocation before the date the supplemental indenture, waiver or action becomes effective. After a supplemental indenture, waiver or action becomes effective, it shall bind every Noteholder.

          Section 9.05. Notation on or Exchange of Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee or an Authenticating Agent in exchange for outstanding Notes.

          Section 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall be provided with, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          Section 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                    ARTICLE X

                                   CONVERSION

          Section 10.01. Conversion Right and Conversion Rate. Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which is $1,000 or a whole multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable Common Shares, at the Conversion Rate (the "Conversion Obligation"), determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the final maturity date of the Notes.

          If the Company exercises its right to redeem the Notes, such conversion right with respect to a Note or portion thereof shall expire at the close of business on the second Business Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price. In the case of a Fundamental Change for which the Holder exercises its repurchase right with respect to a Note or portion thereof, such conversion right in respect of the Note or portion thereof shall expire at the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date.

          The rate at which Common Shares shall be delivered upon conversion per $1,000 principal amount of Notes (the "Conversion Rate") shall be initially equal to 71.7077, which is equal to an initial Conversion Price of approximately $13.95 per share. The Conversion Rate shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e), (f), (g)and (i) of Section 10.04 hereof.

          Section 10.02. Exercise of Conversion Right. To exercise the conversion right, the Holder of any Note to be converted shall surrender such Note duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Note to the Company stating that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

          Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Notes being surrendered for conversion.

          Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Shares at such time. As promptly as practicable on or after the conversion date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full Common Shares issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section
10.03 hereof.

          In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Notes.

          If Common Shares to be issued upon conversion of a Note that is a Restricted Security (a "Restricted Note"), or securities to be issued upon conversion of a Restricted Note in part only, are to be registered in a name other than that of the Holder of such Restricted Note, such Holder must deliver to the Conversion Agent a certificate in substantially the form of Exhibit B hereto, dated the date of surrender of such Restricted Note and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Note. Neither the Trustee nor any Conversion Agent, Note Registrar or transfer agent shall be required to register in a name other than that of the Holder of Notes or Common Shares issued upon conversion of any such Restricted Note not so accompanied by a properly completed certificate.

          By delivering the full number of Common Shares issuable upon conversion, together with a cash payment in lieu of fractional shares to the Conversion Agent or to the Holder or such Holder's nominee or nominees, the Company will have satisfied in full its Conversion Obligation with respect to such Note, and upon such delivery accrued and unpaid interest, if any, with respect to such Note will be deemed to be paid in full rather than canceled, extinguished or forfeited.

          Section 10.03. Fractions of Shares. No fractional Common Shares shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional Common Share which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Shares as of the Trading Day preceding the date of conversion.

          Section 10.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

               (a) In case the Company shall hereafter pay a dividend, make a bonus issue or make any other distribution to all holders of the outstanding Common Shares in Common Shares, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the Record Date for such dividend, bonus issue or other distribution by a fraction,

               (i) the numerator of which shall be the sum of the number of Common Shares outstanding at the close of business on such Record Date plus the total number of Common Shares constituting such dividend, bonus issue or other distribution; and

               (ii) the denominator of which shall be the number of Common Shares outstanding at the close of business on such Record Date, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend, bonus issue or other distribution of the type described in this Section 10.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend, bonus issue or other distribution had not been declared.

               (b) In case the Company shall issue rights or warrants to all holders of its outstanding Common Shares entitling them (for a period expiring within forty-five (45) days after the Record Date for the issuance of such rights and warrants) to subscribe for or purchase Common Shares at a price per share less than the Closing Price on the Trading Day immediately preceding the date such distribution is first publicly announced by the Company, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such Record Date by a fraction,

               (i) the numerator of which shall be the number of Common Shares outstanding on such Record Date plus the total number of additional Common Shares offered for subscription or purchase, and

               (ii) the denominator of which shall be the sum of the number of Common Shares outstanding at the close of business on such Record Date plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the Closing Price on the Trading Day immediately preceding the date such distribution is first publicly announced by the Company.

          Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the Record Date for the issuance of such rights or warrants. To the extent that Common Shares are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at a price less than the Closing Price for the Trading Day immediately preceding the date such distribution is first publicly announced by the Company, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

               (c) In case outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding Common Shares shall be consolidated into a smaller number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such consolidation becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or consolidation becomes effective.

               (d) In case the Company shall, by dividend, bonus issue or otherwise, distribute to all holders of its Common Shares, shares of any class of Capital Stock of the Company or evidences of its indebtedness or assets (including cash or securities, but excluding (1) any rights or warrants referred to in Section 10.04(b), (2) any dividend, bonus issue or other distribution paid exclusively in cash, (3) any dividend, bonus issue, or other distribution in connection with a reclassification, amalgamation, consolidation, statutory share exchange, merger, combination, sale of conveyance to which Section 10.11 hereof applies, (any of the foregoing hereinafter in this Section 10.04(d)) called the "Securities")), then, in each such case (unless the Company elects to reserve such Securities for distribution to the Noteholders upon the conversion of the Securities so that any such Holder converting Securities will receive upon such conversion, in addition to the Common Shares to which such Holder is entitled, the amount and kind of such Securities which such Holder would have received if such Holder had converted its Securities into Common Shares immediately prior to the Record Date for such distribution of the Securities) the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

               (i) the numerator of which shall be the Current Market Price on such Record Date; and

               (ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on such Record Date of the portion of the Securities so distributed applicable to one Common Share, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Securities so distributed applicable to one Common Share is equal to or greater than the Current Market Price on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted each Note on the Record Date for such distribution. If such dividend, bonus issue or other distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend, bonus issue or other distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.04(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date for such distribution. Notwithstanding the foregoing, if the Securities distributed by the Company to all holders of its Common Shares consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company or a Subsidiary, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

               (iii) the numerator of which shall be the sum of (A) the average of the Closing Prices of the Common Shares for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the NASDAQ National Market or such other national or regional exchange or market on which such securities are then listed or quoted (the "Ex-Dividend Date") plus (B) the Fair Market Value of the securities distributed in respect of each Common Share for which this Section 10.04(d) applies, which shall equal the number of securities distributed in respect of each Common Share multiplied by the average of the Closing Prices of those securities distributed for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

               (iv) the denominator of which shall be the average of the Closing Prices of the Common Shares for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Noteholder shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted each Note on the Record Date with respect to such distribution.

          Rights or warrants distributed by the Company to all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such

Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 10.04 (and no adjustment to the Conversion Rate under this Section 10.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.04(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

          No adjustment of the Conversion Rate shall be made pursuant to this
Section 10.04(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to holders of Securities upon conversion by such holders of Securities to Common Shares.

          For purposes of this Section 10.04(d) and Section 10.04(a) and (b), any dividend, bonus issue or other distribution to which this Section 10.04(d) is applicable that also includes Common Shares, or rights or warrants to subscribe for or purchase Common Shares (or both), shall be deemed instead to be
(1) a dividend, bonus issue or other distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such Common Shares or rights or warrants (and any Conversion Rate adjustment required by this Section 10.04(d) with respect to such dividend, bonus issue or other distribution shall then be made) immediately followed by (2) a dividend, bonus issue or other distribution of such Common Shares or such rights or warrants (and any further Conversion Rate adjustment required by Sections 10.04(a) and 10.04(b) with respect to such dividend, bonus issue or other distribution shall then be made), except any Common Shares included in such dividend, bonus issue or other distribution shall not be deemed "outstanding at the close of business on such Record" within the meaning of Section 10.04(a).

               (e) In case the Company shall, by dividend, bonus issue or otherwise, distribute to all holders of its Common Shares cash (excluding any dividend, bonus issue or other distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, bonus issue or other distribution by a fraction,

               (i) the numerator of which shall be the Current Market Price on such Record Date; and

               (ii) the denominator of which shall be the Current Market Price on such Record Date less the amount of cash so distributed applicable to one Common Share, such adjustment to be effective immediately prior to the opening of business on the day following such Record Date; provided that if the portion of the cash so distributed applicable to one Common Share is equal to or greater than the Current Market Price on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Note on such Record Date. However, the Conversion Rate will not be adjusted pursuant to this provision to the extent that the adjustment would reduce the conversion price below $0.01. If such dividend, bonus issue or other distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend, bonus issue or other distribution had not been declared.

               (f) In case a tender offer or exchange offer made by the Company or any of its Subsidiaries for all or any portion of the Common Shares shall expire and such tender offer or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer or exchange offer, of other consideration paid in respect of any other tender offers or exchange offers, by the Company or any of its Subsidiaries for all or any portion of the Common Shares expiring within the 12 months preceding the expiration of such tender offer or exchange offer and in respect of which no adjustment pursuant to this Section 10.04(f) has been made, exceeds the last reported sale price of the Common Shares on the Trading Day next succeeding the last time (the "Expiration Time") tenders or exchanges could have been made pursuant to such tender offer or exchange offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

               (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Closing Price of a Common Share on the Trading Day next succeeding the Expiration Time, and

               (ii) the denominator of which shall be the number of Common Shares outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Price of a Common Share on the Trading Day next succeeding the Expiration Time such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

               (iii) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror's ownership of Common Shares to more than twenty-five percent (25%) of the Common Shares outstanding and shall involve the payment by such Person of consideration per Common Share having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the "Offer Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the Closing Price of a Common Share on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction

               (iv) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Accepted Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Closing Price of a Common Share on the Trading Day next succeeding the Offer Expiration Time, and

               (v) the denominator of which shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Offer Expiration Time multiplied by the Closing Price of a Common Share on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 10.04(f) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Section 10.11.

               (g) For purposes of this Section 10.04, the following terms shall have the meaning indicated:

               (i) "Current Market Price" shall mean the average of the daily Closing Prices per Common Share for the ten consecutive Trading Days ending on the earlier of the date of determination and the day before the "ex" date with respect to the issuance, distribution, subdivision or consolidation requiring such computation immediately prior to the date in question. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Shares trades, regular way, on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or consolidation of Common Shares, means the first date on which the Common Shares trades, regular way, on such exchange or in such market after the time at which such subdivision or consolidation becomes effective.

               (h) If another issuance, distribution, subdivision or consolidation to which Section 10.04 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the definition in the preceding paragraph, "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or consolidation on the Closing Price during such period.

               (i) "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

               (ii) "Record Date" shall mean, with respect to any dividend, bonus issue or other distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).


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
               (iii) The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.04(a), (b), (c), (d), (e), (f) or (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Shares or rights to purchase Common Shares resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as such for income tax purposes.

          To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time of at least 20 days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

               (i) No adjustment to the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this Section 10.04(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 10 shall be made by the Company and shall be made to the nearest one hundredth of a cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Shares.

               (j) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after (1) a Record Date for an event, (2) the Record Date for a dividend or distribution as described in
Section 10.04(a), (3) the Record Date for the issuance of rights or warrants as described in Section 10.04(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 10.04(f) or Section 10.04(g) (each a "Determination Date"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional Common Shares or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 10.03. For purposes of this Section 10.04(j), the term "Adjustment Event" shall mean:

               (i) in any case referred to in clause (1) hereof, the occurrence of such event,

               (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

               (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and


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
               (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Shares pursuant to such tender or exchange offer is consummated and becomes irrevocable.

               (k) For purposes of this Section 10.04, the number of Common Shares at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

          Section 10.05. Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 10.04 for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Note Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

          Section 10.06. Notice Prior to Certain Actions. In case at any time after the date hereof:

               (1) the Company shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

               (2) the Company shall authorize the granting to the holders of its Common Share of Capital Stock of any class (or of securities convertible into shares of Capital Stock of any class) or of any other rights;

               (3) there shall occur any reclassification of the Common Shares of the Company (other than a subdivision or consolidation of its outstanding Common Shares, a change in par value, a change from par value to no par value or a change from no par value to par value), or any amalgamation, merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

               (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 4.03 hereof, and shall cause to be provided to the Trustee and all Holders in accordance with Section 12.02 hereof, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

                    (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

                    (B) the date on which such reclassification, amalgamation, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, amalgamation, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

          Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 10.06.

          Section 10.07. Company to Reserve Common Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of Notes, the full number of fully paid and nonassessable Common Shares then issuable upon the conversion of all Notes outstanding.

          Section 10.08. Taxes on Conversions. Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Common Shares on conversion of Notes pursuant hereto. A Holder delivering a Note for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

          Section 10.09. Covenant as to Common Shares. The Company covenants that all Common Shares which may be issued upon conversion of Notes will upon issue be fully paid and nonassessable and, except as provided in Section 10.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

          Section 10.10. Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.


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
          Section 10.11. Effect of Reclassification, Consolidation, Merger or Sale. If any of following events occur, namely:

               (1) any reclassification or change of the outstanding Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or consolidation),

               (2) any amalgamation, merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares or

               (3) any sale or conveyance of all or substantially all the properties and assets of the Company to any other corporation as a result of which holders of Common Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Shares, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee and the Company a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that such Note shall be convertible into the kind and amount of shares and other securities or property or assets (including cash) which such Holder would have owned or been entitled to receive upon such reclassification, amalgamation, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Shares immediately prior to such reclassification, amalgamation, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Shares did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, amalgamation, merger, consolidation, statutory share exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such reclassification, amalgamation, merger, consolidation, statutory share exchange, combination, sale or conveyance is not the same for each Common Share in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 10.11 the kind and amount of securities, cash or other property receivable upon such reclassification, amalgamation, merger, consolidation, statutory share exchange, combination, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, amalgamation, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Shares includes shares or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, amalgamation, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Section 3.05 hereof.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Note Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section 10.11 shall similarly apply to successive reclassifications, amalgamations, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

          If this Section 10.11 applies to any event or occurrence, Section
10.04 hereof shall not apply.

          Section 10.12. Responsibility of Trustee for Conversion Provisions. The Trustee, subject to the provisions of Section 7.01 hereof, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee, subject to the provisions of Section 7.01 hereof, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Shares, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.01 hereof, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares or share certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.01 hereof, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

          Section 10.13. Shareholder Rights Plans. Each Common Share issued upon conversion of Notes pursuant to this Article 10 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Shares issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the Common Shares in accordance with the provisions of the applicable shareholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Shares issuable upon conversion of the Notes, the conversion rate will be adjusted as if the Company distributed to all holders of Common Shares, shares of the Company's share capital, evidences of indebtedness or assets (including cash or securities, but excluding (1) any rights or warrants referred to in Section 10.04(b), (2) any dividend or distribution paid exclusively in cash, (3) any dividend, bonus issue, or other distributions in connection with a reclassification, amalgamation, consolidation, statutory share exchange, merger, combination, sale of conveyance to which Section 10.11 applies), subject to readjustment in the event of the expiration, termination or redemption of the rights.

                                   ARTICLE XI

                                    RESERVED

                                   ARTICLE XII

                                  MISCELLANEOUS

          Section 12.01. Trust Indenture Act Controls. This Indenture is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA; provided, however, that, unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the TIA as now in effect or as hereafter amended or modified; provided further that this Section
12.01 shall not require this Indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          Section 12.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

          if to the Company:

               Encysive Pharmaceuticals Inc.
               4848 Loop Central Drive
               Suite 700
               Houston, TX 77081
               Attention: President
               Facsimile: 713-796-8232

          if to the Trustee:

               The Bank of New York Trust Company, N.A.
               600 North Pearl Street, Suite 420
               Dallas, TX 75201

               Attention: Corporate Trust Trustee Administration
               Facsimilie: 214-880-8241

          The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication given to a Noteholder shall be mailed to the Noteholder, by first-class mail, postage prepaid, at the Noteholder's address as it appears on the registration books of the Note Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

          If the Company mails a notice or communication to the Noteholders, it shall mail a copy to the Trustee and each Note Registrar, Paying Agent, Conversion Agent or co-registrar.

          Section 12.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to Section 312(b) of the TIA with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Note Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the TIA.

          Section 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 12.05. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

               (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

               (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

          Section 12.06. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 12.07. Rules by Trustee, Paying Agent, Conversion Agent and Note Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Note Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

          Section 12.08. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest, if any, shall accrue for the intervening period.

          Section 12.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 12.10. No Recourse Against Others. A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

          Section 12.11. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          Section 12.12. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          Section 12.13. Table of Contents, Heading, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 12.14. Authenticating Agent. The Trustee may appoint an authenticating agent (the "Authenticating Agent") that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.03, 2.07, 2.08, 3.08 and 10.02, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the Authenticating Agent shall be deemed to be authentication and delivery of such Notes "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee's certificate of authentication. Such Authenticating Agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

          Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 12.14, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

          Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor Authenticating Agent or itself assume the duties and obligations of the former Authenticating Agent under this Indenture and, upon such appointment of a successor Authenticating Agent, if made, shall give written notice of such appointment of a successor Authenticating Agent to the Company and shall mail notice of such appointment of a successor Authenticating Agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.

          The Company agrees to pay to the Authenticating Agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the Authenticating Agent.

          The provisions of Sections 2.12, 7.03, 7.04, 7.07 and this Section
12.14 shall be applicable to any Authenticating Agent.

          Section 12.15. Execution In Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


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
          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                        ENCYSIVE PHARMACEUTICALS INC.


                                        By:    /s/ Stephen L. Mueller
                                            ------------------------------------
                                            Name:  Stephen L. Mueller
                                            Title: Vice President, Finance and
                                                   Administration


                                        THE BANK OF NEW YORK TRUST COMPANY,
                                        N.A., as Trustee


                                        By:    /s/ Patrick T. Giordano
                                            ------------------------------------
                                            Name:  Patrick T. Giordano
                                            Title: Vice President

                                    EXHIBIT A

          FOR GLOBAL NOTE ONLY: [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

          IF REQUIRED PURSUANT TO SECTION 2.07(d): [THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES THEREOF UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) (THE "RESALE RESTRICTION PERIOD"), ONLY (A) TO ENCYSIVE PHARMACEUTICALS INC. (THE "COMPANY"), OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION

FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING UNDER RULE 144, IF AVAILABLE, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL. EACH PURCHASER ACKNOWLEDGES THAT PRIOR TO THE EXPIRATION OF THE RESALE RESTRICTION PERIOD, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER EXPIRATION OF THE RESALE RESTRICTION PERIOD.]

                          ENCYSIVE PHARMACEUTICALS INC.
                     2.50% Convertible Senior Notes due 2012

No.                                                                    CUSIP:[ ]
Issue Date:                                                            ISIN: [ ]

          ENCYSIVE PHARMACEUTICALS INC., a Delaware corporation promises to pay to [Cede & Co.]* or registered assigns, [the principal amount of _______________ DOLLARS ($_____________)] [the principal amount as set forth on Schedule I hereto]* on March 15, 2012.

          This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

          Additional provisions of this Note are set forth on the other side of this Note.

*Include only on Global Security

Dated: The common seal of ENCYSIVE PHARMACEUTICALS INC. was affixed hereto in the presence of:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                            TRUSTEE'S CERTIFICATE OF
                                 AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned Indenture (as defined on the other side of this Note).

                                        THE BANK OF NEW YORK TRUST COMPANY,
                                        N.A., as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory


                                        By:
                                            ------------------------------------
                                            As Authenticating Agent
                                            (if different from Trustee)

                                        Dated:
                                               ---------------------------------

                         [FORM OF REVERSE SIDE OF NOTE]

                     2.50% Convertible Senior Note due 2012

1.   Cash Interest.

          The Company promises to pay interest in cash on the principal amount of this Note at the rate per annum of 2.50%. The Company will pay cash interest semiannually in arrears on March 15 and September 15 of each year (each an "Interest Payment Date"), beginning September 15, 2005, to Holders of record at the close of business on March 1 and September 1, respectively, (whether or not a business day) (each a "Regular Record Date"), as the case may be, immediately preceding such Interest Payment Date, and the Company will pay interest in arrears on the maturity date to the Holder to whom it pays the principal of this Note. Cash interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided or, if no interest has been paid, from the Issue Date. Cash interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at 3.00% per annum, and it shall pay interest in cash on overdue installments of cash interest (including Liquidated Damages, if any) at the same rate to the extent lawful. All such overdue cash interest shall be payable on demand. The Company further promises to pay Liquidated Damages that it may from time to time be required to pay pursuant to Section 2(e) of the Registration Rights Agreement at the same time and in the same manner as payments of interest as specified herein.

2.   Method of Payment.

          Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the principal of, premium, if any, and cash interest on this Note and in respect of Fundamental Change Purchase Price to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money. A holder of Notes with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds to an account in the United States at the election of such holder. Any payment required to be made on any day that is not a Business Day will be made on the next succeeding Business Day.

3.   Paying Agent, Conversion Agent and Note Registrar.

          Initially, The Bank of New York Trust Company, N.A. (the "Trustee"), will act as Paying Agent, Conversion Agent and Note Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Note Registrar or co-registrar without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Note Registrar or co-registrar.

4.   Indenture.

          The Company issued this Note under an Indenture dated as of March 16, 2005 (the "Indenture"), between the Company and the Trustee. The terms of this
Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. This Note is subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

          This Note is a general unsecured obligation of the Company limited to $115,000,000 aggregate principal amount, plus such additional aggregate principal amount issuable upon exercise of the Initial Purchasers' Option, not to exceed $130,000,000 in aggregate principal amount (subject to Section 2.08 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   Redemption and Repurchase by the Company at the Option of the Holder.

          Prior to March 20, 2010, the Notes shall not be redeemable at the Company's option. At any time on or after March 20, 2010, and prior to Stated Maturity, the Company, if the conditions in the Indenture are satisfied, at its option, may redeem the Notes, in whole or in part, in accordance with the Indenture on the Redemption Date for a Redemption Price in cash equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to but not including the Redemption Date.

          If there shall have occurred a Fundamental Change (subject to certain conditions provided for in the Indenture), each Holder, at such Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to purchase its Notes (or any portion of the principal amount hereof that is at least $1,000 or any whole multiple thereof, provided that the portion of the principal amount of this Note to be outstanding after such purchase is at least equal to $1,000) at the Fundamental Change Purchase Price in cash, plus any accrued and unpaid interest to but not including the Fundamental Change Purchase Date.

          A written notice of the Fundamental Change will be given to the Holders as provided in the Indenture. To exercise a purchase right, a Holder must deliver to the Trustee a Fundamental Change Purchase Notice as provided in the Indenture.

          Holders have the right to withdraw any Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

6.   Conversion.

          Subject to the next succeeding sentence, a Holder of a Note may convert the Note into Common Shares at any time before the close of business on the final maturity date of the Note. A Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

          The initial Conversion Rate shall be initially equal to 71.7077 Common Shares per $1,000 principal amount of the Notes, subject to adjustment in certain events described in the Indenture, which is equal to an initial Conversion Price of approximately $13.95 per Common Share. The Company shall pay a cash adjustment as provided in the Indenture in lieu of any fractional Common Share.

          In addition, following certain corporate transactions that constitute a Fundamental Change pursuant to clause (ii) of the Change of Control definition as set forth in Section 3.05(a) of the Indenture, a Holder who elects to convert its Notes in connection with such corporate transaction will be entitled to receive Additional Shares upon conversion, subject to the Company's payment elections set forth in the Indenture. Notwithstanding the previous sentence, in the case of a Public Acquirer Change of Control, the Company may, in lieu of increasing the Conversion Rate by Additional Shares, elect to adjust the Conversion Rate and Conversion Obligation such that from and after the effective date of such Public Acquirer Change of Control, Holders of the Notes will be entitled to convert their Securities into a number of shares of Public Acquirer Common Stock, as determined pursuant to Section 3.05(b) of the Indenture.

          To convert a Note, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and
(4) pay any transfer or similar tax, if required.

7.   Denominations; Transfer; Exchange.

          The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not transfer or exchange any Notes in respect of which a Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased).

8.   Persons Deemed Owners.

          The registered Holder of this Note may be treated as the owner of this Note for all purposes.

9.   Unclaimed Money or Notes.

          The Trustee and the Paying Agent shall return to the Company upon written request any money or Notes held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or Notes must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10.  Amendment; Waiver.

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults or Events of Default may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes, among other things, to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to make any change that does not adversely affect the rights of any Noteholder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

11.  Defaults and Remedies.

          Under the Indenture, Events of Default include (1) the Company fails to pay when due the principal of or premium, if any, on any of the Notes at maturity, upon exercise of a repurchase right or otherwise; (2) the Company fails to pay an installment of interest (including Liquidated Damages, if any) on any of the Notes that continues for 30 days after the date when due; (3) the Company fails to deliver Common Shares, together with cash in lieu of fractional shares, when such Common Shares or cash in lieu of fractional shares is required to be delivered upon conversion of a Note and such failure continues for 10 days after such required delivery date; (4) the Company fails to give notice regarding a Fundamental Change within the time period specified in the Indenture; (5) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding; (6) (A) the Company or any Significant Subsidiary fails to make any payment by the end of the applicable grace period, if any, after the final scheduled payment date for such payment with respect to any indebtedness for borrowed money in an aggregate amount in excess of $10 million or (B) indebtedness for borrowed money of the Company or any Significant Subsidiary in an aggregate amount in excess of $10 million shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the scheduled maturity thereof as a result of a default with respect to such indebtedness referred to in subclause (A) or (B) hereof, in either case without such having been discharged, cured, waived, rescinded or annulled, for a period of 30 days after receipt by the Company of a Notice of Default; (7) the Company or any Significant Subsidiary fails to make any payment on a final judgment in an aggregate amount in excess of $10 million without such judgment having been paid, discharged or stayed for a period of 60 days; and (8) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary or any Subsidiaries of the Company which in the aggregate would constitute a Significant Subsidiary. If an Event of Default (other than an Event of Default specified in clause (8) above) occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the

Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee shall, within 90 days of the occurrence of an Event of Default, give notice of such Event of Default to the holders of the Notes, provided that the Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of amounts specified in clause (1) or (2) above) if it determines that withholding notice is in their interests.

12.  Trustee Dealings with the Company.

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

13.  No Recourse Against Others.

          A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.  Authentication.

          This Note shall not be valid until an authorized signatory of the Trustee or an Authenticating Agent manually signs the Trustee's Certificate of Authentication on the other side of this Note.

15.  Abbreviations.

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

16.  GOVERNING LAW.

          THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                   ----------

          The Company will furnish to any Noteholder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

          Encysive Pharmaceuticals Inc.
          4848 Loop Central Drive
          Suite 700
          Houston, TX 77081

                                CONVERSION NOTICE

TO: ENCYSIVE PHARMACEUTICALS INC.
    THE BANK OF NEW YORK TRUST COMPANY, N.A.

          The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a whole multiple thereof) below designated, into Common Shares of Encysive Pharmaceuticals Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:
       --------------------


                                        ----------------------------------------
                                        Signature(s)

                                        Signature(s) must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                        ----------------------------------------
                                        Signature Guarantee

          Fill in the registration of Common Shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

-------------------------------------
(Name)

-------------------------------------
(Street Address)

-------------------------------------
(City, State and Zip Code)

-------------------------------------
Please print name and address

Principal amount to be converted
(if less than all):

$
 ------------------------------------

Social Security or Other Taxpayer
Identification Number:

-------------------------------------

                       FUNDAMENTAL CHANGE PURCHASE NOTICE

TO: ENCYSIVE PHARMACEUTICALS INC.
    THE BANK OF NEW YORK TRUST COMPANY, N.A.

          The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Encysive Pharmaceuticals Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note (Certificate No.____), or the portion thereof (which is $1,000 or a whole multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note to the registered holder hereof.

Dated:
       -------------------


                                        ----------------------------------------
                                        Signature(s)

                                        NOTICE: The above signatures of the
                                        holder(s) hereof must correspond with
                                        the name as written upon the face of the
                                        Note in every particular without
                                        alteration or enlargement or any change
                                        whatever.

                                        Principal amount to be repaid (if less
                                        than all):

                                        $
                                         ---------------------------------------

                                        ----------------------------------------
                                        Social Security or Other
                                        Taxpayer Identification Number

                                   ASSIGNMENT

          For value received __________________________________________ hereby sell(s) assign(s) and transfer(s) unto _________________________________________
(Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _______________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

          In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities
Act), the undersigned confirms that such Note is being transferred:

          -    To Encysive Pharmaceuticals Inc. or a subsidiary thereof; or

          - Inside the United States pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

          - Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

          -    The transferee is an Affiliate of the Company.

Dated:
       -------------------


                                        ----------------------------------------
                                        Signature(s)

                                        Signature(s) must be guaranteed by an
                                        "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                        ----------------------------------------
                                        Signature Guarantee

NOTICE: The signature of the conversion notice, the Fundamental Change Purchase Notice or the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

                             SCHEDULE I to EXHIBIT A

                          ENCYSIVE PHARMACEUTICALS INC.
                     2.50% Convertible Senior Notes Due 2012

No:

Date   Principal Amount   Notation
----   ----------------   --------



                                    EXHIBIT B

                              Transfer Certificate

          In connection with any transfer of any of the Notes within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $____________ principal amount of the above-captioned Notes presented or surrendered on the date hereof (the "Surrendered Notes") for registration of transfer, or for exchange or conversion where the Notes issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

          - A transfer of the Surrendered Notes is made to the Company or any subsidiaries; or

          - The transfer of the Surrendered Notes complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

          - The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act, or

          - The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Notes are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

          -    The transferee is an Affiliate of the Company.


DATE:
      --------------------                 -------------------------------------
                                                        Signature(s)

            (If the registered owner is a corporation, partnership or
             fiduciary, the title of the Person signing on behalf of
                     such registered owner must be stated.)

                                   SCHEDULE I

          The following table sets forth the Share Prices and the number of Additional Shares to be issuable per $1,000 principal amount of Notes.

                 $10.33   $12.50   $15.00   $17.50   $20.00   $22.50   $25.00   $27.50   $30.00
                 ------   ------   ------   ------   ------   ------   ------   ------   ------
Effective Date
March 11,
   2005 ....      25.10    18.61    13.70    10.49    8.28     6.68     5.50     4.59     3.88
March 15,
   2006 ....      25.10    18.48    13.26     9.88    7.73     6.09     4.99     4.12     3.44
March 15,
   2007 ....      25.10    18.09    12.51     9.14    7.05     5.37     4.36     3.45     2.84
March 15,
   2008 ....      25.10    17.45    11.73     8.23    5.98     4.47     3.43     2.69     2.15
March 15,
   2009 ....      25.10    16.48    10.26     6.60    4.38     2.99     2.10     1.53     1.14
March 20,
   2010 ....      25.10    15.26     7.18     2.28    0.00     0.00     0.00     0.00     0.00
March 15,
   2011 ....      25.10    14.33     6.70     2.09    0.00     0.00     0.00     0.00     0.00
March 15,
   2012 ....       0.00     0.00     0.00     0.00    0.00     0.00     0.00     0.00     0.00

                 $32.50   $35.00   $37.50   $40.00   $42.50   $45.00   $47.50   $50.00
                 ------   ------   ------   ------   ------   ------   ------   ------
Effective Date
March 11,
   2005 ....      3.32     2.86     2.49     2.17     1.91     1.69     1.50     1.33
March 15,
   2006 ....      2.91     2.46     2.16     1.88     1.62     1.41     1.27     1.11
March 15,
   2007 ....      2.36     1.99     1.73     1.49     1.26     1.09     0.98     0.84
March 15,
   2008 ....      1.74     1.44     1.20     1.01     0.86     0.74     0.64     0.56
March 15,
   2009 ....      0.88     0.69     0.56     0.46     0.39     0.33     0.29     0.25
March 20,
   2010 ....      0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
March 15,
   2011 ....      0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00
March 15,
   2012 ....      0.00     0.00     0.00     0.00     0.00     0.00     0.00     0.00


                                       B-2